UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2023

KARTOON STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-37950 (Commission File Number)	20-4118216 (I.R.S. Employer Identification No.)

190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 273-4222

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOON	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The 2023 annual meeting of stockholders (the “Annual Meeting”) of Kartoon Studios, Inc. (the “Company”), which had been scheduled to be held virtually on Friday, August 25, 2023, at 10:00 a.m., Pacific Standard Time, was convened at such time, during which Andy Heyward, Chairman and Chief Executive Officer of the Company, who presided as Chairman of the Annual Meeting, adjourned the Annual Meeting and advised that the Annual Meeting would be reconvened, virtually in the same manner as the adjourned meeting, on Wednesday, September 20, 2023, at 10:00 a.m. Pacific Standard Time, to, allow stockholders of the Company additional time, given the upcoming Labor Day holiday, to consider the proposals to be presented for a vote at the Annual Meeting and submit proxies to vote their shares.

The reconvened Annual Meeting will be held via a live webcast accessible at www.virtualshareholdermeeting.com/TOON2023. The record date for the determination of stockholders of the Company entitled to vote at the reconvened Annual Meeting remains 5:00 p.m., Pacific Standard Time, on June 27, 2023 (the “Record Date”).

As promptly as practicable hereafter, the Company will file with the Securities and Exchange Commission (“SEC”) amended proxy materials in connection with the solicitation of proxies by the Company’s board of directors for use at the reconvened Annual Meeting. Such amended proxy materials will thereafter be furnished by the Company to stockholders either by mailing printed copies of such materials to stockholders, or by providing access to such materials on the Internet, substantially in accordance with the procedures and instructions previously disclosed by the Company relating to the proxy materials and other documents delivered or made available to stockholders in connection with the adjourned Annual Meeting. Stockholders of the Company should read the amended proxy materials, when available, carefully because they will contain important information about the Annual Meeting to be reconvened on September 20, 2023.

Whether or not stockholders plan to attend the reconvened Annual Meeting on September 20, 2023, the Company urges all stockholders who owned their shares of Common Stock as of the Record Date to vote their shares by proxy. The Company will continue to solicit proxies from stockholders throughout the adjournment period and up to the time of the reconvened Annual Meeting. All shares of Common Stock represented by valid proxies the Company has already received prior to the date of this Form 8-K, as well as those shares represented by valid proxies received by the Company through its continued solicitation of proxies from stockholders after the date hereof, in each case that are not revoked will be voted in accordance with the instructions of such stockholder on the proxy card or as instructed by such stockholder via Internet.

Stockholders who have any questions or require any assistance completing a proxy or voting instruction form or who do not have the required materials may contact the Company’s proxy solicitor, Morrow Sodali LLC, by calling collect at (203) 658-9400 or toll-free at (800) 662-5200 or by emailing TOON@investor.morrowsodali.com.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: August 28, 2023	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

3